UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

Sun Country Airlines Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road
Minneapolis, Minnesota	55450
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):	(651) 681-3900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	SNCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 8, 2026, Sun Country Airlines Holdings, Inc. (“Sun Country” or the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider the proposals set forth in the definitive proxy statement of the Company filed with the U.S. Securities and Exchange Commission on March 31, 2026, as supplemented on April 28, 2026 (as supplemented, the “Proxy Statement”), related to the Agreement and Plan of Merger (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) by and among the Company, Allegiant Travel Company, a Nevada corporation (“Allegiant”), Mirage Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Allegiant (“Merger Sub 1”), and Sawdust Merger Sub, LLC, a Nevada limited liability company and a direct wholly owned subsidiary of Allegiant (“Merger Sub 2”), providing for the merger of Merger Sub 1 with and into Sun Country (the “First Merger”), with Sun Country surviving the First Merger as a direct wholly owned subsidiary of Allegiant and immediately following the First Merger, the merger of Sun Country with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a direct, wholly owned subsidiary of Allegiant..

As of March 25, 2026, the record date for the Special Meeting, there were (i) 54,191,637 shares of common stock of the Company, par value $0.01 per share (“Sun Country Common Stock”), issued and outstanding, each of which was entitled to vote at the Special Meeting. At the Special Meeting, a total of 44,043,534 shares of Sun Country Common Stock, representing approximately 81.27% of the Sun Country Common Stock issued and outstanding and entitled to vote, were present virtually or by proxy, constituting a quorum to conduct business.

At the Special Meeting the following proposals were considered:

(1)	the proposal to approve the adoption of the Merger Agreement (the “Merger Agreement Proposal”);

(2)
the proposal to approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Sun Country to its named executive officers in connection with the Mergers (the “Compensation Proposal”); and

(3)
the proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The Merger Agreement Proposal and the Compensation Proposal were approved by the requisite votes of the Company’s stockholders. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Agreement Proposal. The final voting results for each proposal are described below. For more information on each of these proposals, please refer to the Proxy Statement.

Proposal 1 – Merger Agreement Proposal

Votes For	Votes Against	Abstentions
43,971,505	32,926	39,103

Proposal 2 – Compensation Proposal:

Votes For	Votes Against	Abstentions
40,981,581	3,054,379	7,574

Proposal 3 – Adjournment Proposal

Votes For	Votes Against	Abstentions
40,197,295	3,840,741	5,498

No other matters were submitted for stockholder action at the Special Meeting.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sun Country Airlines Holdings, Inc.

Date:	May 8, 2026	By:	/s/ Erin Rose Neale
		Name:	Erin Rose Neale
		Title:	Chief Legal Officer, Senior Vice President, and Corporate Secretary